Exhibit 11


                  MOSINEE PAPER CORPORATION
                     MOSINEE, WISCONSIN


              COMPUTATION OF PER SHARE EARNINGS

                                                        EXHIBIT 11
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                  MOSINEE PAPER CORPORATION
      Statement of Computation of Net Income per Share

                                         Quarter Ended            Year-To-Date
                                    ----------------------    ----------------------
                                         September 30,            September 30,
                                      1994         1993         1994         1993
                                    ---------    ---------    ---------    ---------
Net Income                         $3,059,084   $2,004,399   $7,708,338   $7,953,545
Less:  The Sorg Paper Company
       Preferred Stock Dividends       17,322       17,322       51,840       51,840
                                    ---------    ---------    ---------    ---------
Net Income Available to Mosinee
  Paper Corporation Common Stock   $3,041,762   $1,987,077   $7,656,498   $7,901,705
                                   ==========   ==========   ==========   ==========

Weighted Average Shares of Mosinee
  Paper Corporation Common Stock
  Outstanding During the Year       7,148,443    7,148,443    7,148,443    7,148,443
                                   ==========   ==========   ==========   ==========

Net Income Per Share*              $   0.4255   $   0.2780   $   1.0711   $   1.1054
                                   ==========   ==========   ==========   ==========

Net Income Per Share Rounded
  to Nearest Cent                  $     0.42   $     0.28   $     1.07   $     1.11
                                   ==========   ==========   ==========   ==========


*Net Income per Share = Net Income Available to Mosinee Paper Corporation Common Stock
                        --------------------------------------------------------------
                          Weighted Average Shares of Mosinee Paper Corporation Common
                                               Stock Outstanding
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